Exhibit 10.14

Spouse Consent Letter

I, Tan Man (ID Card No.:[ ]), spouse of Zhou Xiaofang (ID Card No.:[ ]), hereby unconditionally and irrevocably agree that all the shares held by and registered under the name of Zhou Xiaofang (the “Shares”) in Hunan Yongxiong Asset Management Group Co., Ltd. (“Domestic Company”) shall be disposed of according to the Amended and Restated Exclusive Option Agreement, the Amended and Restated Equity Pledge Agreement and the Amended and Restated Shareholder Voting Proxy Agreement (collectively referred to as “Transaction Documents”) executed by Zhou Xiaofang on March 15, 2019. I hereby agree and confirm that the Shares do not belong to the marital jointly-owned property of myself and Zhou Xiaofang.

I further undertake that I will not take any action for purpose of being in conflict with the arrangements above, including claiming that the Shares constitutes property or jointly-owned property of myself and Zhou Xiaofang, and based on such claims, further claiming participation in the daily operation and management of the Domestic Company or interfering with the disposal of the Shares by my spouse in any way. I hereby unconditionally and irrevocably waive any shares that may be granted to me in accordance with applicable law, or any rights or interests as a result of ownership of the above shares. I further confirm, promise and undertake that in any circumstances, my spouse has the right to dispose the Shares held by her and the corresponding assets of the Domestic Company at her own discretion. I will not take any action that may affect or interfere my spouse’s performance under the Transaction documents.

By:	/s/ Tan Man
Name: Tan Man
Date: March 15, 2019

Spouse Consent Letter

I, Zhou Xiaofang (ID Card No.:[ ]), spouse of Tan Man (ID Card No.:[ ]), hereby unconditionally and irrevocably agree that all the shares held by and registered under the name of Tan Man (the “Shares”) in Hunan Yongxiong Asset Management Group Co., Ltd. (“Domestic Company”) shall be disposed of according to the Amended and Restated Exclusive Option Agreement, the Amended and Restated Equity Pledge Agreement and the Amended and Restated Shareholder Voting Proxy Agreement (collectively referred to as “Transaction Documents”) executed by Tan Man on March 15, 2019. I hereby agree and confirm that the Shares do not belong to the marital jointly-owned property of myself and Tan Man.

I further undertake that I will not take any action for purpose of being in conflict with the arrangements above, including claiming that the Shares constitutes property or jointly-owned property of myself and Tan Man, and based on such claims, further claiming participation in the daily operation and management of the Domestic Company or interfering with the disposal of the Shares by my spouse in any way. I hereby unconditionally and irrevocably waive any shares that may be granted to me in accordance with applicable law, or any rights or interests as a result of ownership of the above shares. I further confirm, promise and undertake that in any circumstances, my spouse has the right to dispose the Shares held by him and the corresponding assets of the Domestic Company at his own discretion. I will not take any action that may affect or interfere my spouse’s performance under the Transaction documents.

By:	/s/ Zhou Xiaofang
Name: Zhou Xiaofang
Date: March 15, 2019